Exhibit 10.1

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this _____ day of November 2015, by and between Silicon Valley Bank (“Bank”) and Research Solutions, Inc., a Nevada corporation and Reprints Desk, Inc., a Delaware corporation (jointly and severally, the “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 23, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to do the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is amended as follows, effective as of October 31, 2015 (except where a different effective date is specified below):

2.1 Modified Interest Rates. Section 2.3(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

(a) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (i) at all times when a Streamline Period is in effect, two and one-quarter percentage points (2.25%) above the Prime Rate and (ii) at all times when a Streamline Period is not in effect, five and one-quarter percentage points (5.25%) above the Prime Rate, which interest shall, in either case, be payable monthly in accordance with Section 2.3(f) below.

2.2 Modified Audit Frequency. Section 6.6 of the Loan Agreement is hereby amended in its entirety to read as follows:

6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted at Borrower’s expense and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

2.3 Modified Tangible Net Worth Financial Covenant. Section 6.9(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b) Tangible Net Worth. A Tangible Net Worth of at least the following:

For the month ending October 31, 2015 and each month ending thereafter: $600,000 plus, in each instance above, the dollar amount shall be increased by (i) 50% of Net Income for the fiscal quarter ending December 31, 2015 and each fiscal quarter ending thereafter and (ii) 50% of issuances of equity after October 1, 2015 and the principal amount of Subordinated Debt.

2.4 Modified Early Termination Provision. Section 12.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

12.1 Termination Prior to Revolving Line Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrowers, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral and all of Bank’s rights and remedies under this Agreement shall continue until Borrowers fully satisfies their Obligations. If such termination is at any Borrower’s election, Borrowers shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to the following: (i) two percent (2.0%) of the Maximum Dollar Amount if any such termination occurs on or before October 31, 2016 and (ii) one percent (1.0%) of the Maximum Dollar Amount if any such termination arises after October 31, 2016, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Bank.

2.5 Modified Definition of Borrowing Base. The definition of “Borrowing Base” set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Borrowing Base” is eighty percent (80%) of Eligible Accounts (of which up to twenty-five percent (25%) may be comprised of Eligible Foreign Accounts), as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies or risks which, as determined by Bank, may adversely affect Collateral.

2.6 Modified Definition of Eligible Accounts. Subclause (c) of the definition of “Eligible Accounts” set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

(c) Except for Eligible Foreign Accounts, Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless Bank otherwise approves of in writing, such approval to be granted in Bank’s sole discretion;

2.7 Added Definition of Eligible Foreign Accounts. The term “Eligible Foreign Accounts” is hereby added to Section 13.1, in alphabetical order, and shall read as follows:

“Eligible Foreign Accounts” means Accounts that (i) otherwise constitute Eligible Accounts except for compliance with subclause (c) of the definition thereof and (ii) are owing from an Account Debtor which does not have its principal place of business in the United States and (iii) are either (w) covered in full by credit insurance satisfactory to Bank, less any deductible, (x) supported by letter(s) of credit acceptable to Bank, (y) supported by a guaranty from the Export-Import Bank of the United States, or (z) that Bank otherwise approves of in writing.

2.8 Modified Definition of Revolving Line Maturity Date. The definition of “Revolving Line Maturity Date” set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Revolving Line Maturity Date” is October 31, 2017.

2.9 Anniversary Fee. Borrower hereby agrees that in addition to the fee set forth in Section 6 hereof, on October 31, 2016, Borrower shall pay Bank a fully earned, non-refundable anniversary fee in the amount of $17,500.

2.10 TAAG. The Borrower hereby confirms that its Subsidiary, TAAG, has been dissolved.

2.11 Modified Compliance Certificate. The form of Compliance Certificate, attached as Exhibit C to the Loan Agreement, is amended in its entirety to read as set forth on Exhibit C attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and due authority to execute and deliver this Amendment; and

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $17,500.

7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Research Solutions, Inc.

By:	By:
Name:	Name:
Title:	Title:

BORROWER

Reprints Desk, Inc.

By:
Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	RESEARCH SOLUTIONS, INC. on behalf of itself and the other Borrowers

The undersigned authorized officer of RESEARCH SOLUTIONS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”):

(1) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports, and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual projections	FYE within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 20 days	Yes No
Transaction Report	Weekly and with each Advance request when not on Streamline, Monthly within 20 days and with each Advance request when on Streamline	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date

(if no registrations, state “None”)

___________________________________________________________________________________________

___________________________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Quick Ratio	0.80:1.0	_____:1.0	Yes No
Minimum Tangible Net Worth	For month ending 10/31/15 and each month thereafter: $600,000*	$_________	Yes No

*plus (i) fifty percent (50%) of quarterly Net Income (for the quarter ending December 31, 2015) and (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after October 1, 2015.

*

Streamline Period		Applies

Net Cash at least $800,000 at all times	Streamline Period in Effect	Yes No
Net Cash less than $800,000 at any time	Streamline Period not in Effect	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RESEARCH SOLUTIONS, INC. on behalf of itself and the other Borrowers	BANK USE ONLY

By:	Received by:
Name:		authorized signer
Title:	Date:

Verified:
authorized signer
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrowers

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I. Quick Ratio (Section 6.7(a))

Required: 0.80:1.00

Actual:

A.	Aggregate value of the unrestricted cash of Borrowers	$
B.	Aggregate value of the net billed accounts receivable of Borrowers	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrowers’ consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Quick Ratio (line C divided by line F)

Is line G equal to or greater than 0.80:1:00?

____ No, not in compliance	____ Yes, in compliance

II. Tangible Net Worth (Section 6.7(b))

Required:	$600,000 for October 2015 and each month ending thereafter plus each of the foregoing increasing by (i) fifty percent (50%) of quarterly Net Income (starting with the quarter ending December 31, 2015) plus (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after October 1, 2015.

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$
B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$
C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$
D.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness	$
E.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s Indebtedness to Bank	$
F.	Tangible Net Worth (line A minus line B minus line C minus line D plus line E)	$

Is line F equal to or greater than the applicable Required Amount?

____ No, not in compliance	____ Yes, in compliance